Exhibit 99(a)

                          TYSONS FINANCIAL CORPORATION

                                REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Janet A. Valentine and William C. Sellery, Jr., either one of whom may act individually and with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of Tysons Financial Corporation ("Tysons") which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on January 30, 1998, at 10:00 a.m., local time, at 8200 Greensboro Drive, Suite 100, McLean, Virginia, and at any and all adjournments thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1.

1        FOR [   ]         AGAINST [   ]    ABSTAIN [   ]

         Approval and adoption of the Agreement and Plan of Merger dated July 25, 1997 (the "Agreement"), between MainStreet BankGroup Incorporated ("BankGroup), and Tysons, and the related Plan of Merger between Tysons and MB Corp., providing for the acquisition of Tysons by BankGroup as described in the Proxy Statement/Prospectus.

2 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders dated _____________, 1997, and of a Proxy Statement/Prospectus dated _______________, 1997.



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Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

Dated ____________________, 199__           ____________________________________
                                                          Signature

                                            ------------------------------------
                                                          Signature

               Please Mark, Sign, Date and Return the Proxy Card
             Promptly Using the Enclosed Envelope or Via Facsimile.